RULE 10f3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f3 Procedures

1.Name of Portfolio Neuberger Berman Income Opportunity Bond Fund
2.Name of Issuer Mirant North America 7.375% 123113
(CUSIP 60467XAA5)

3.Date of Purchase December 20 2005

4.Underwriter from whom purchased 	 JP Morgan

5."Affiliated Underwriter" managing or participating
in underwriting syndicate 	LEH
6.Is a list of the underwriting syndicate's members attached?
	           Yes _X__    No  _____
7.Aggregate principal amount of purchase by all investment
companies advised by the
  Adviser or Subadviser 			$6.125 MM Face

8.Aggregate principal amount of offering 	$850 MM

9.Purchase price (net of fees and expenses) 	Par (100.000)

10.Date offering commenced 		122005

11.Offering price at close of first day on which any

sales were made 100.125

12.Commission spread or profit  	2.25	% $	 share

13.Have the following conditions been satisfied?
Yes	     No

a.The securities are
  part of an issue registered under the Securities Act of 1933 which is being offered to the public
  Eligible Municipal Securities
  sold in an Eligible Foreign Offering or
  sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)


	____		____
	____		____
	____		____
	__X_		____

b.(1)   The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except in the case of an Eligible Foreign Offering forany rights to purchase that are required by law to be granted to existing security holders of the issuer) OR
  Yes	    No


_X__	 ____
(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____c.	The underwriting was a firm commitment underwriting?

_X__ ____
d.	The commission spread or profit was reasonable and fair
 in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



_X__		____
e.	The issuer of the securities except for Eligible
Municipal Securities and its predecessors have been in continuous operation for not less than three years?

__X_		____
f.

(1) The amount of the securities other than those sold in an Eligible Rule 144A Offering (see below) purchased by all of the investment companiesadvised by the Adviser did not exceed
 25% of the principal amount of the offering OR

(2)If the securities purchased were sold in an Eligible Rule 144A
Offering the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of

(i)The principal amount of the offering of such class sold by underwriters or membersof the selling syndicate to qualified institutional buyers as defined in Rule  144A(a)(1) plus

(ii)The principal amount of the offering of such class in any concurrent public offering?



	___		____


	__X_		____
g.        (1)      No affiliated
underwriter of the Trust was a direct or indirect participant
in or beneficiary of the sale OR(2)   With respect to the purchase
 of Eligible Municipal Securities such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.	Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form NSAR and quarterly reports to the Trustees?

Yes	  No



	 _X__		____

Approved						       Date



Comparison 1
Comparison 2
Comparison 3
Security
__Galaxy Entertainment
Finance
9.875% 121512 _____
Centennial Communications 10% 1113
______________
______________
Date Offered
__12705____________
__121305
______________


Offering Price
___100___________
_____100_________
______________
Spread
($)
______________
______________
______________
Spread (%)
_____2.0%______

___2.5%
______________
Type of Security
____144A ___
______________
_____144A_______
______________
______________
______________
Rating or Quality
__B1B+_________
______________
____Caa2CCC
______________
______________
______________
Size of Issue
_____350 MM___
____200 MM_____
______________

Total Capitalization of Issuer


Note	Minimum of two comparisons must be completed for each purchase.


3


Attachment